MDI, Inc. to Acquire International Construction Risk Management Firm FAS Construction Management, Inc.

Acquisition Empowers MDI to Provide Nationwide Risk Assessments, Construction and Project Management and Systems Consulting for its LearnSafe™ Initiative

SAN ANTONIO, Texas –October 9, 2007 - MDI, Inc. (NASDAQ: MDII), the leading provider of total school safety and security management solutions for the educational industry, today announced that it will acquire FAS Construction Management, Inc. (FAS) in an all stock transaction. FAS is a profitable, privately held corporation headquartered in San Antonio, Texas, with additional offices in Dallas, Texas, Orlando, Florida, Monterrey, Mexico and Cabo San Lucas, Mexico.  The deal is expected to be completed during the week of October15, 2007.

Since 1995, FAS’ construction management services have been utilized by some of the nation’s largest lending institutions and REITS as well as regional lenders and smaller community banks.  FAS projects typically range in size from $1,000,000 to over $100,000,000.  The company’s project portfolio covers a broad spectrum of industries including food service, large retail, industrial, religious, educational, hotel, resort, multi-story office building, multi-family housing and subdivision site development.

FAS takes a “proactive solutions approach” to commercial construction by utilizing their deep industry knowledge and construction management expertise to identify and mitigate risks in the construction process before they occur. Providing these services for more than 500 projects per year throughout the United States, Mexico, Aruba, Canada and Chile, FAS has developed a tremendous database of project relevant information and a wealth of international construction knowledge.

As an MDI Company, FAS will immediately expand its risk management portfolio to include comprehensive services that cover the spectrum of safety and security assessment, design, management and consulting. Current FAS capabilities include:

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Construction Risk Management (CRM™),  which includes a fully integrated plan, specification and contract review, construction monitoring, pay application review and project accounting processing services used to assist national and international construction lenders.  FAS clients have web access to their FAS project information via a 24/7 construction management portal.

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Construction Management to oversee construction projects of all types and sizes providing construction expertise and consulting services to owners. The FAS network of construction professionals provides support at a cost substantially less than the salary and expenses of a full time in-house staff.

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Project Management to oversee projects from pre-design to project closeout. FAS assists owners with selection of design professionals and contractors.  FAS acts as the information clearinghouse, keeping all parties informed continuously while identifying and correcting problems so that all parties can maintain project control. FAS can provide full disbursement services including project accounting and oversight.

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Franchise Brand Protection, which provides clients access to the FAS network of industry experts to monitor projects for consistency before, during, and after construction. FAS reviews the construction documents, monitors construction and progress payments, and maintains tight accounting of project funds both in the USA and Internationally.

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Property Conditioning Assessments  where FAS conducts property inspections for office, retail, industrial, medical and multi-family real estate portfolios and reports the current status of the facilities and calculates potential short-term and long-term capital expenditures.

The combined companies will be headquartered in the MDI building located at 10226 San Pedro Avenue, San Antonio, TX, and will maintain their current employee base at this location. FAS will operate as a wholly owned subsidiary of MDI.  MDI President and CEO, J. Collier Sparks, will remain the CEO and President of the combined company and William Wurzbach will remain the President of FAS and become part of the key executive management of the combined entity.

As a combined force, the ensuing company is expected to be well positioned to deliver a wide variety of services including nationwide security assessments, risk audits, security consulting, professional project management and construction management services to its clients.  This client base will include the numerous school districts where MDI expects to implement its LearnSafe™ Initiative. The combination will bring together the strength of FAS’ nation-wide system of architects, engineers and construction management capabilities, which is currently consulting on several hundred construction related projects.

MDI President and CEO J. Collier Sparks said, “We see this acquisition as the next logical step in our long-term corporate growth strategy. This unique combination of security management and construction risk management will allow MDI to leverage a talented group of people and a professional services platform that will allow us to quickly scale every phase of the LearnSafe Initiative to capture more market share in a shorter period of time.”

Sparks added: “As a result of this transaction, we expect to derive savings from a number of sources, including reducing public company expenses, combining infrastructure functions where appropriate, and providing the FAS sales teams with a broader portfolio of product offerings. We believe that this transaction creates significant value for our shareholders, adds a strong diversified stream of revenue into the company and provides excellent opportunities for continued growth and future profitability.”

"We're excited about the opportunities that lie ahead as a result of joining forces with MDI,” stated Bill Wurzbach President of FAS. “The original ownership of FAS Construction Management has always intended to make FAS a publicly traded company.  Today, with security taking a much stronger role in the overall construction process, we see this as the perfect opportunity to accomplish our goals while becoming part of a dynamic team environment at the same time.  Although FAS has been a profitable and growing company for many years, we feel that the opportunity to add new national programs to our scope, such as the LearnSafe Initiative, will empower us to grow our business exponentially. FAS has very strong potential to grow through acquisitions. Having the ability to raise money by being part of a public company will give us the needed capital to accomplish this goal. FAS clients include some of the largest banks and lending institution in the United States and we consistently work on an average of 500 commercial projects per year.  These projects will serve as a significant existing channel for MDI products.  By leveraging the strength of the new company, FAS can begin to increase the number, size and scope of construction projects that it undertakes during a twelve month span.”

Mr. Wurzbach added, “As an additional benefit to the team, FAS is very well positioned in Mexico.  Current projects in Mexico consist of large retail developments, industrial facilities, large residential developments, condominiums and resort hotels.  FAS offices in Monterrey Nuevo Leon, and Cabo San Lucas, have the capability to cover the entire country of Mexico.  We have also completed projects in Chile and will focus our efforts on Brazil as the next South American market for FAS.  Obviously, this market provides tremendous future growth potential for FAS, and additionally, all of these areas have expressed the need for security systems and professional services such as those provided by MDI.”

Under the terms of the agreement, FAS shareholders will receive 5,000,000 shares of MDI’s common stock valued at $2.00 per share.

About FAS Construction Management, Inc.

Established in 1995, FAS is a leader in construction consulting and risk management.    The company delivers financial integrity and proactive problem solving to the construction process. Services provided by FAS have no borders or boundaries.  FAS assists owners, lenders and contractors with the management of construction projects throughout the United States, Mexico, Canada, Caribbean and South America. Some of the many benefits to utilizing FAS include:

*           Nationwide coverage in the United States, Mexico and Canada;
*           Single point of contact for the customer
*           Standardized and timely project reporting
*           Web based delivery system allowing for a central data repository
*	Experienced professionals in construction, engineering, architecture, real estate, accounting and information technology.

For more information about FAS Construction Management, or to contact an FAS representative, please visit www.fascompanies.com or email saleshelp@fascompanies.com.

About MDI, Inc.

MDI (NASDAQ: MDII) manufactures security technology solutions designed to protect people, facilities and assets. These solutions are unified by ONE Technology.  ONE Technology unifies security point products, systems and subsystems into a common management platform.  Far beyond the Integrated Security Management software promoted by industry competitors, ONE delivers an open architecture environment that adapts each individual application and device into its platform - promoting global collaboration as ONE system. The MDI product family currently protects over 8 million alarm points across the globe for many of the world’s most recognized organizations including Microsoft, MBNA Worldwide, John Deere, Pepsi, FBI, TSA, Fidelity Investments, Bureau of Engraving & Printing, American Express, Department of Defense, IRS, Disney, Smithsonian Institution and MIT to name a few. The company has received numerous industry awards for their security technology including Frost & Sullivan’s Security System Technology Leadership Award and the Security Industry Association’s Best Integrated Product Award for 2006.  For more information on MDI or its diversified line of products and professional services, please visit www.mdisecure.com.

Forward-Looking and Cautionary Statements

Except for historical information and discussions contained herein, certain statements included in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this document, other than statements of historical fact, that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning. Investors should not rely on forward-looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation. Additional information concerning risk factors is contained from time to time in the Company’s SEC filings. The Company expressly disclaims any obligation to update the information contained in this release.

All product and company names mentioned herein may be the trademarks of their respective owners.

MDI Investor Relations Contact:
Richard A. Larsen
MDI, Incorporated
Richard.Larsen@mdisecure.com
(210) 582.2664

MDI Media Contact:
Michael M. Garcia
MDI, Incorporated
Mike.Garcia@mdisecure.com
(210) 477.5400